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                                     August 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.6
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $161,773,643   6.824%    $  903,110    $  903,110   $24,291,323     $137,482,320
  R                100             0   6.824%             0             0             0                0
  B-1        5,257,000     5,234,358   6.824%        29,221        29,221         4,275        5,230,084
  B-2       13,142,815    13,086,210   6.824%        73,054        73,054        10,687       13,075,522

          $350,471,515  $180,094,211             $1,005,385    $1,005,385   $24,306,285     $155,787,926




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